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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Loral Space & Communications Ltd. (a Bermuda company) on Form S-3 of our report dated March 27, 2001 (March 26, 2002 as to the 6th paragraph of Note 8 and Note
17) (which expresses an unqualified opinion and includes explanatory paragraphs concerning Globalstar L.P.'s filing for bankruptcy and an uncertainty about Globalstar L.P.'s ability to continue as a going concern) with respect to the consolidated balance sheet of Globalstar, L.P. as of December 31, 2000 and the related statements of operations, partners' (deficiency) and cash flows for each of the two years in the period ended December 31, 2000 appearing in the Annual Report on Form 10-K of Loral Space & Communications Ltd. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 5, 2002